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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


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We consent to the incorporation by reference in the registration statement of
BSB Bancorp, Inc. on Form S-8 (File No. 33-24714) of our report dated January 25, 1996, on our audits of the consolidated financial statements of BSB Bancorp, Inc. as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994, 1993, which report is included in the Annual Report on Form 10-K.


COOPERS & LYBRAND, L.L.P.
Syracuse, N.Y.
March 29, 1996